SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 16, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen, Jr. Blvd. NW Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 16, 2006, a subsidiary of The Southern Company (“Southern Company”) entered into a development agreement with Duke Energy Corporation (“Duke”) to evaluate the potential construction of a new, two-unit nuclear plant at a jointly owned site in Cherokee County, South Carolina. If constructed, Southern Company would own an interest in Unit 1, representing approximately five hundred megawatts (500 MW). Duke will be the developer and licensed operator of any plant built at the site.

For additional information regarding Southern Company’s nuclear development activities, see MANAGEMENT’S DISCUSSION AND ANALYSIS—FUTURE EARNINGS POTENTIAL—“Construction Projects—Nuclear” in Item 7 of Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2006	THE SOUTHERN COMPANY
By /s/Patricia L. Roberts Patricia L. Roberts Assistant Secretary